Exhibit 15.1
     Letter on Unaudited Interim Financial Information




July 13, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated June 23, 2000 on our review of interim financial information of Apollo Group, Inc. (the "Company") as of and for the period ended May 31, 2000 and included in the Company's quarterly report on Form
10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (No.
333-33370) and Form S-8 (Nos. 33-87844, 33-88982, 33-88984
and 33-63429).

Yours very truly,

/s/ PricewaterhouseCoopers LLP